UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 9, 2021

ALLEGRO MICROSYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39675	46-2405937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

955 Perimeter Road Manchester, New Hampshire	03103
(Address of principal executive offices)	(Zip code)

(603) 626-2300

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ALGM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

2021 Annual Meeting of Stockholders

Allegro MicroSystems, Inc. (the “Company”) has scheduled its 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”) for August 5, 2021. The record date, time and location of the 2021 Annual Meeting will be set forth in the proxy statement for the 2021 Annual Meeting (the “Proxy Statement”) to be distributed to shareholders prior to the meeting.

Stockholder Proposal Deadline under Rule 14a-8

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, stockholders may present proper proposals for inclusion in the Proxy Statement and for consideration at the 2021 Annual Meeting. To be eligible for inclusion in the Proxy Statement, stockholder proposals submitted pursuant to Rule 14a-8 must be received by the Company’s Secretary, Christopher E. Brown, at 955 Perimeter Road, Manchester, New Hampshire 03103, no later than April 21, 2021. Any proposal received after such date will be considered untimely. All Rule 14a-8 proposals must be in compliance with applicable laws and regulations in order to be considered for inclusion in the Proxy Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2021	ALLEGRO MICROSYSTEMS, INC.

/s/ Chris Brown
Chris Brown.
Senior Vice President, General Counsel and Secretary